EXHIBIT 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150080622-36 Filing Date and Time 02/23/2015 10:00 AM Entity Number E0090942015-1

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SADIYA TRANSPORT, INC.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent National Registered Agents, Inc. of Nevada

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Par Value Number of Shares with Preferred – 25,000,000 $0.0001 shares without Par value: par value: 0 Common – 100,000,000 $0.0001

4. Name and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	Altaf S. Shariff H. No. 5-104, Indira Nagar Colony Shanti Nagar, Waddepally, Mahabub Nagar State of Tekangana, India 509126

5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be:	6. Benefit Corporation: (see instructions) ☐

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Bartly Loethen, Synergy Law Group, LLC
730 W. Randolph Street, Suite 600                                                                                     /s/ Bart Loethen
Chicago, IL 60661

8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity /s/Leta Singleton February 19, 2015